Kohl's Corporation Reports Second Quarter Financial Results

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)--August 13, 2015-- Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter and year-to-date period ended August 1, 2015.

	Quarter			Year to Date
($ in millions)	2015	2014	Change	2015	2014	Change
Sales	$4,267	$4,242	0.6%	$8,390	$8,312	0.9%
Comparable store sales	0.1%	(1.3)%	-	0.8%	(2.3)%	-
Gross margin	38.9%	39.0%	(6) bp	38.0%	37.9%	5 bp
Net income
Reported	$130	$232	(44)%	$257	$357	(28)%
Excluding loss on
extinguishment of debt	$211	$232	(9)%	$340	$357	(5)%
Diluted earnings per share
Reported	$0.66	$1.13	(42)%	$1.29	$1.73	(25)%
Excluding loss on
extinguishment of debt	$1.07	$1.13	(5)%	$1.70	$1.73	(2)%

Kevin Mansell, Kohl's chairman, chief executive officer and president, said, "Our sales results were below our plan as the shift of sales in tax-free states from July into August was larger than anticipated.  Our expenses were well managed for the season.  Our inventory receipts are well-positioned for the back-to-school and fall seasons."

Dividend
On August 11, 2015, Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.45 per share.  The dividend is payable September 23, 2015 to shareholders of record at the close of business on September 9, 2015.

Store Update
Kohl’s ended the quarter with 1,164 stores in 49 states, compared with 1,160 stores at the same time last year.

Loss on Extinguishment of Debt and Guidance Update
As previously reported, the Company completed a cash tender offer for $767 million of debt.  In addition, the Company exercised its right to redeem $318 million of notes due in 2017 which were not initially tendered. The Company also issued $1.1 billion in new notes. In conjunction with the refinancing, the Company incurred a loss of approximately $170 million.  $131 million was recognized in the second quarter of fiscal 2015 and the Company expects an additional $39 million to be recognized in the third quarter of fiscal 2015 when the remaining 2017 notes are settled.

Absent the effect of the loss on the extinguishment of debt, the Company now expects its fiscal 2015 earnings per diluted share to be at the low range of its previous guidance of $4.40 to $4.60.

Second Quarter 2015 Earnings Conference Call

Kohl's will host its quarterly earnings conference call at 8:30 am ET on August 13, 2015. The phone number for the conference call is (800) 230-1074. Replays of the call will be available for 30 days by dialing (800) 475-6701.  The conference ID for both the live call and the replay is 346895. The conference call and replays are also accessible via the Company's web site at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including 2015 earnings guidance. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl's
Kohl’s (NYSE: KSS) is a leading specialty department store with 1,164 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, the company offers amazing national and exclusive brands, incredible savings and inspiring shopping experiences in-store, online at Kohls.com and via mobile devices. Committed to its communities, Kohl’s has raised more than $274 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc.  For additional information about Kohl’s philanthropic and environmental initiatives, visit www.Kohls.com/Cares. For a list of store locations and information, or for the added convenience of shopping online, visit www.Kohls.com.

Connect with Kohl’s:
Facebook (http://www.facebook.com/Kohls)
Twitter (http://twitter.com/Kohls)
Google+ (http://plus.google.com/+Kohls)
Pinterest (http://pinterest.com/Kohls)
Instagram (http://instagram.com/Kohls)
YouTube (http://www.youtube.com/Kohls)

Contacts
Investor Relations:
Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:
Bevin Bailis, SVP, PR and Communications, (262) 703-1464

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net sales	$4,267	$4,242	$8,390	$8,312
Cost of merchandise sold	2,605	2,588	5,206	5,162

Gross margin	1,662	1,654	3,184	3,150

Operating expenses:
Selling, general, and administrative	1,005	981	2,021	1,981
Depreciation and amortization	233	222	459	438

Operating income	424	451	704	731

Interest expense, net	84	85	168	170

Loss on extinguishment of debt	131	—	131	—

Income before income taxes	209	366	405	561
Provision for income taxes	79	134	148	204

Net income	$130	$232	$257	$357

Basic net income per share	$0.66	$1.14	$1.30	$1.74
Average number of shares	196	204	198	205

Diluted net income per share	$0.66	$1.13	$1.29	$1.73
Average number of shares	197	205	199	206

As a percent of net sales:
Gross margin	38.9%	39.0%	38.0%	37.9%
Selling, general and
administrative expenses	23.6%	23.1%	24.1%	23.8%
Operating income	9.9%	10.6%	8.4%	8.8%
Net income	3.0%	5.5%	3.1%	4.3%

Excluding loss on extinguishment of debt:
Net income	$211	$232	$340	$357
Diluted net income per share	$1.07	$1.13	$1.70	$1.73
Net income as a percent of net sales	5.0%	5.5%	4.1%	4.3%

KOHL'S CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Millions)
(Unaudited)

	August 1, 2015	August 2, 2014
Assets
Current assets:
Cash and cash equivalents	$934	$746
Merchandise inventories	4,252	3,899
Deferred income taxes	130	132
Other	310	323

Total current assets	5,626	5,100

Property and equipment, net	8,528	8,686
Other assets	201	281

Total assets	$14,355	$14,067

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,566	$1,479
Accrued liabilities	1,125	1,057
Income taxes payable	53	66
Current portion of long-term debt	317	—
Current portion of capital lease
and financing obligations	117	105

Total current liabilities	3,178	2,707

Long-term debt	2,791	2,778
Capital lease and financing obligations	1,821	1,896
Deferred income taxes	318	315
Other long-term liabilities	570	562
Shareholders' equity	5,677	5,809

Total liabilities and shareholders' equity	$14,355	$14,067

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)
(Unaudited)

	Six Months Ended
	August 1, 2015	August 2, 2014
Operating activities
Net income	$257	$357
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	459	438
Share-based compensation	24	24
Excess tax benefits from share-based compensation	(10)	(2)
Deferred income taxes	(65)	(17)
Other non-cash revenues and expenses	17	11
Loss on extinguishment of debt	131	—
Changes in operating assets and liabilities:
Merchandise inventories	(433)	(20)
Other current and long-term assets	60	2
Accounts payable	55	114
Accrued and other long-term liabilities	(121)	(103)
Income taxes	(21)	(74)
Net cash provided by operating activities	353	730

Investing activities
Acquisition of property and equipment	(377)	(374)
Other	3	6
Net cash used in investing activities	(374)	(368)

Financing activities
Treasury stock purchases	(543)	(392)
Shares withheld for taxes on vested restricted shares	(23)	(16)
Dividends paid	(178)	(160)
Proceeds from issuance of debt	1,098	—
Deferred financing costs	(9)	—
Reduction of long-term borrowings	(767)	—
Premium paid on redemption of debt	(126)	—
Capital lease and financing obligation payments	(54)	(61)
Proceeds from stock option exercises	140	37
Excess tax benefits from share-based compensation	10	2
Proceeds from financing obligations	—	3
Net cash used in financing activities	(452)	(587)

Net decrease in cash and cash equivalents	(473)	(225)
Cash and cash equivalents at beginning of period	1,407	971
Cash and cash equivalents at end of period	$934	$746